                                Dealer Agreement
                             Grant of the Franchise

This Dealer Agreement ("Agreement") is entered into effective the ___ day of 19__ (the "Commencement Date") by and between Land Rover North America, Inc., a Delaware Corporation with its principal place of business located at 4390 Parliament Place, Lanham, Maryland 20706 (hereafter "Company") and

Dealer Name:
(hereafter "Dealer")
     Business Entity:

               (corporation, partnership, sole proprietor, etc.)
     Place of Incorporation/Registration:
     Principal Business Address:
(Street, City, County, State, Zip Code):
Doing Business As:

   Dealer Principal:  Name

      Residence Address

      Phone Number

Purpose and Expectation

The purpose of this Agreement is to:

A. Authorize Dealer to sell and service Land Rover Products and to display the Land Rover marque and represent itself as a Dealer of Land Rover Products, all in accordance with the terms of this Agreement.

B. Describe the basic rights and obligations of the parties to the relationship and the terms and conditions upon which the rights are granted and the obligations imposed.

C. Affirm an expectation between the parties that each of the parties will perform its obligations in a relationship of trust and confidence with the other and recognize that a successful long-term relationship will result from the mutual performance of such obligations.

D. Combine Dealer with Company and with other dealers into a distribution system dedicated to delivering to the automotive consumer in the United States an ownership experience that has never been previously enjoyed resulting in unparalleled repeat purchases of Land Rover Products.

     Joint Undertaking
In addition to fulfilling the terms and conditions of this Agreement, the parties agree to work jointly to achieve their goals, and to maintain the standards of excellence inherent to Land Rover products.

Company will plan and oversee strategic marketing initiatives to ensure successful development of the Land Rover brand and distribution of products in the marketplace.

One such initiative is development of the Land Rover brand. Enjoying a truly unique position in automotive markets throughout the world, the Land Rover brand is best characterized by its Marque Values. These principles embody the quality and craftsmanship built into every Land Rover product. They also serve as the cornerstone of marketing efforts worldwide.

              Land Rover Marque Values

INDIVIDUALISM - Knowing your own mind: independence

AUTHENTICITY - Fit for purpose: the original

FREEDOM - Go where you want to go: choice

ADVENTURE - Exploring the unknown: with care for the environment

GUTS - Giving everything you've got: endurance

SUPREMACY - Superior to all competitors: leadership

To ensure integrated and consistent promotion of the Land Rover brand, Company will provide Dealer comprehensive training, marketing and product development programs as well as overall brand development strategies.

Selected by Land Rover for exceptional business practice, Dealer Principal is an ethical operator of a retail motor vehicle sales and service facility staffed with personnel experienced in the automotive business and recognized as the best in the community.

The Land Rover Customer is a discriminating consumer with high quality and service expectations. Dealer, therefore, is expected by Company to:

     Require the personal involvement of the Dealer Principal, all individuals connected with Dealer and recognize Company's reliance on representations with respect to that personal involvement made elsewhere in this Agreement.

     Conduct sales and promotional efforts consistent with Land Rover's elite image.

     Provide a facility that is immediately identifiable as Land Rover and one that evokes excitement and enthusiasm about Land Rover Products.

     Maintain a staff of highly trained professionals who are genuinely enthusiastic about Land Rover Products and equally dedicated to deliver the ultimate ownership experience.

     Implement operating procedures applicable to all Dealers so that the customer will receive consistent, quality service from every Land Rover Product Dealer, regardless of location.

Standards of Performance

Dealer and Company agree that the performance standards contained and/or referred to in this Agreement describe minimums only.

To achieve the highest level of customer satisfaction possible in the sales, performance of warranty and maintenance process, as well as to achieve the repeat sales level that the parties need to properly and successfully develop the Land Rover marque in the U.S., the parties agree to achieve exceptional standards of performance.

In addition to meeting these high standards, the parties agree that the standards themselves will move to even higher levels as competition increases and consumer tastes and demands change.

Thus the parties recognize that customer satisfaction is dependent upon Company's development of the Marque Values and that Dealer will provide the highest level of sales and service satisfaction through a dedicated, well-trained staff that meets and/or exceeds customer expectations.

Grant

Based upon the mutual representations contained herein, Company is pleased to grant to Dealer the right to sell Land Rover Products and to make Dealer a part of the Land Rover distribution system, together with such rights, privileges and obligations that accompany said appointment.

Term

Subject to the provisions of this Agreement, it shall commence on the Commencement date and continue for a period until ____________. The Agreement shall be renewable annually for a _________ year period from ___________ of the year in which the renewal review is conducted. On or before __________ of each year the parties will meet and conduct a review of Dealer's performance for the year of the review against that year's previously agreed performance goals. Dealer is assured the opportunity to renew the Dealer Agreement with Company at the expiration date, subject to Company's determination that Dealer continues to fulfill its obligations under the Agreement and subject to Article 12.4.12 and
Article 12.4.13.

Modifications

In accordance with the terms of section 14.5 hereof, section 1.1 "Agreement" is modified by the addition of the Shareholders Agreement Exhibit and Article 8 is amended by the deletion of section 8.3 and the substitution of a new section 8.3 attached hereto.


"Company"






By
  ------------------------
"Dealer'






By
  ------------------------
"Dealer Principal"